UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/18/2009

Stream Global Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33739

Delaware	26-0420454
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

20 William Street, Suite 310
Wellesley, MA 02481
(Address of principal executive offices, including zip code)

(781) 304-1800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 18, 2009, in response to a request by Stream Global Services, Inc. (the "Company") under the Guarantee and Reimbursement Agreement dated March 2, 2009 (the "Reimbursement Agreement") among the Company, Stream Holdings Corporation, Stream Florida, Inc., Stream International Inc. and Stream New York Inc., each a wholly-owned subsidiary of the Company (collectively, the "Stream Entities"), and Ares Corporate Opportunities Fund II, L.P. ("Ares"), Ares issued three letters of credit in an aggregate amount of $7,005,983 (the "Letters of Credit") to support the obligations of the Stream Entities in order to create additional undrawn availability pursuant to the Company's Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated March 2, 2009, as described in Item 1.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 6, 2009 and incorporated herein by reference. Under the Reimbursement Agreement, the Stream Entities are obligated to reimburse Ares for all amounts drawn or paid under the Letters of Credit at an interest rate of 5% per annum, or 7% per annum if payment is not timely made. In addition, the Company is obligated under the Reimbursement Agreement to issue to Ares a number of shares of the Company's Series B Convertible Preferred Stock, $0.001 par value per share ("Series B Preferred Stock"), equal to (i) 1,000 shares multiplied by (ii) (a) the aggregate maximum amount that may be drawn or paid under the Letters of Credit divided by (b) $10,000,000, with any fractional shares being rounded up to the nearest whole share, up to a maximum of 1,000 shares in the aggregate.

The foregoing description of the material terms of the Reimbursement Agreement is qualified in its entirety by the complete text of the Reimbursement Agreement, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on March 6, 2009 and is incorporated herein by reference.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

In connection with Ares' issuance of the Letters of Credit under the Reimbursement Agreement, as described in Item 2.03 of this Report, the Company will issue to Ares 702 shares of Series B Preferred Stock. The Company will issue such shares pursuant to the "private placement" exemption from registration under Section 4(2) of the Securities Act of 1933 (the "Securities Act"), and/or Regulation D promulgated under the Securities Act. The material terms of the Series B Preferred Stock are described in Item 5.03 of the Company's Current Report on Form 8-K filed with the SEC on March 6, 2009, and a copy of the Certificate of Designations for the Series B Preferred Stock is attached as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on March 17, 2009, each of which are incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stream Global Services, Inc.

Date: March 20, 2009	By:	/s/ Sheila M. Flaherty
Sheila M. Flaherty
Executive Vice President and Chief Legal and Administrative Officer